    As filed with the Securities and Exchange Commission on June 17, 1996.
                                                      Registration No. 333-

==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                SIPEX CORPORATION
             (Exact name of registrant as specified in its charter)

          Massachusetts                                04-6135748
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                                22 Linnell Circle
                         Billerica, Massachusetts 01821
                                (508) 667-8700
               (Address of Principal Executive Offices) (Zip Code)

                             ----------------------

                      1988 Non-Statutory Stock Option Plan
                      1991 Non-Statutory Stock Option Plan
                      1993 Stock Option and Incentive Plan
                      1994 Stock Option and Incentive Plan
                        1996 Incentive Stock Option Plan
                  1996 Non-Employee Director Stock Option Plan
                        1996 Employee Stock Purchase Plan
                            (Full title of the plans)

                             ----------------------

                                James E. Donegan
                      President and Chief Executive Officer
                                SIPEX Corporation
                                22 Linnell Circle
                         Billerica, Massachusetts 01821
                                (508) 667-8700
           (Name and address including zip code and telephone number, including area code, of agent for service)

                             ----------------------

                                    Copy to:

                            Timothy C. Maguire, Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                       High Street Tower, 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                             ----------------------



==============================================================================


                         CALCULATION OF REGISTRATION FEE

=================================================================================

                                          Proposed      Proposed
                                           Maximum      Maximum
         Title of              Amount     Offering     Aggregate    Amount of
       Securities to           to be      Price Per     Offering    Registration
       be Registered         Registered     Share        Price         Fee
- ---------------------------------------------------------------------------------

1988 NON-STATUTORY STOCK
OPTION PLAN
Common Stock (Par Value $.01)        500   $11.00(1)   $     5,500    $    1.90

1991 NON-STATUTORY STOCK
OPTION PLAN
Common Stock (Par Value $.01)    211,654   $ 0.40(1)   $    84,662    $   29.19

1993 STOCK OPTION AND
INCENTIVE PLAN
Common Stock (Par Value $.01)     91,250   $ 0.40(1)   $    36,500    $   12.59

1994 STOCK OPTION AND
INCENTIVE PLAN
Common Stock (Par Value $.01)    444,913   $ 0.40(1)   $   177,965    $   61.37

1996 INCENTIVE STOCK
OPTION PLAN
Common Stock (Par Value $.01)    600,000   $18.19(2)   $10,914,000    $3,763.45

1996 NON-EMPLOYEE
DIRECTOR STOCK OPTION PLAN
Common Stock                      50,000   $ 9.50(1)   $   475,000    $  163.79
(Par Value $.01)                 100,000   $18.19(2)   $ 1,819,000    $  627.24

1996 EMPLOYEE STOCK PURCHASE
PLAN

Common Stock (Par Value $.01)    250,000   $18.19(2)   $ 4,547,500    $1,568.10

TOTAL:                         1,748,317                              $6,227.63



- ---------------------------------------------------------------------------------

(1) All such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Regulation C, Rule 457(h)(1) under the Securities Act of 1933, as amended, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(2) The price of $18.19 per share, which is the average of the high and low prices of the common stock of the registrant reported on the Nasdaq National Market on June 12, 1996, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h) and has been used only for those shares without a fixed exercise price.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1. Plan Information.
        -----------------

      The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2. Registrant Information and Employee Plan Annual Information.
        ------------------------------------------------------------

      The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

      The following documents filed with the Commission are incorporated by reference in this Registration Statement:

      (a) Registrant's Prospectus dated April 2, 1996 as filed with the Commission pursuant to Rule 424(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"), on April 3, 1996; and

      (b) The section entitled "Description of Registrant's Securities to be Registered," contained in the Registrant's Registration Statement on Form 8-A, filed on March 1, 1996 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.
        --------------------------

      Not applicable.

Item 5. Interest of Named Experts and Counsel.
        --------------------------------------

      Not applicable.

Item 6. Indemnification of Directors and Officers.
        ------------------------------------------

      Massachusetts General Laws Chapter 156B, Section 67 provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the shareholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. Massachusetts General Laws Chapter 156B,
Section 67 forbids the indemnification of any person with respect to any matter to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

      The Company's Restated By-Laws indemnifies the directors and officers against liabilities arising out of legal proceedings brought against them by reason of their status as directors and officers or by reason of their agreeing to serve, at the request of the Company, as a director or officer of another organization. Under the Restated By-Laws, each director and officer shall be indemnified by the Company for all costs and expenses (including attorneys' fees), judgments, liabilities and amounts paid in settlement of such proceedings, even if he is not successful on the merits, if he acted in good faith in the reasonable belief that his action was in the best interest of the Company. The Board of Directors may authorize advancing litigation expenses to a director or officer at his request upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to indemnification for such expense. The Restated By-Laws provide that the directors and officers of the Company shall be indemnified by the Company to the fullest extent authorized by Massachusetts Law, as it now exists or may in the future be amended. In addition, the Restated Articles provide that the directors of the Company will not be personally liable for monetary damages to the Company for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or its shareholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors.

      The Company has entered into separate indemnification agreements with each of its directors and executive officers, whereby the Company agreed, among other things, (i) to indemnify them to the fullest extent permitted by the Business Corporation Law of the Commonwealth of Massachusetts, subject to specified limitations, against certain liabilities actually and reasonably incurred by them in any proceedings in which they are a party that may arise by reason of their status as directors, officers, employees or agents or may arise by reason of their serving as such at the request of the Company for another entity and
(ii) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company intends to enter into similar separate indemnification agreements with any directors or officers who may join the Company in the future.

Item 7. Exemption From Registration Claimed.
        ------------------------------------

      Not applicable.

Item 8. Exhibits.
        ---------

      Exhibit No.       Description of Exhibit
      ----------        ----------------------

      Exhibit 4.1 Restated Articles of Organization of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 333-1328, and incorporated herein by reference).

      Exhibit 4.2       Restated By-Laws of the Registrant (filed as Exhibit
                        3.3 to the Registrant's Registration Statement on Form S-1, File No. 333-1328, and incorporated herein by reference).

      Exhibit 4.3 Specimen certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, File No. 333-1328, and incorporated herein by reference).

      Exhibit 4.4       1988 Non-Statutory Stock Option Plan (filed as
                        Exhibit 10.1 to the Registrant's Registration Statement on Form S-1, File No. 333-1328, and incorporated herein by reference).

      Exhibit 4.5       1991 Non-Statutory Stock Option Plan (filed as
                        Exhibit 10.2 to the Registrant's Registration Statement on Form S-1, File No. 333-1328, and incorporated herein by reference).

      ExhibiT 4.6       1993 Stock Option and Incentive Plan (filed as
                        Exhibit 10.3 to the Registrant's Registration Statement on Form S-1, File No. 333-1328, and incorporated herein by reference).

      Exhibit 4.7       1994 Stock Option and Incentive Plan (filed as
                        Exhibit 10.4 to the Registrant's Registration Statement on Form S-1, File No. 333-1328, and incorporated herein by reference).

      Exhibit 4.8       1996 Incentive Stock Option Plan (filed as Exhibit
                        10.5 to the Registrant's Registration Statement on Form S-1, File No. 333-1328, and incorporated herein by reference).

      Exhibit 4.9 1996 Non-Employee Director Stock Option Plan (filed as Exhibit 10.6 to the Registrant's Registration Statement on Form S-1, File No. 333-1328, and incorporated herein by reference).

      Exhibit 4.10      1996 Employee Stock Purchase Plan (filed as Exhibit
                        10.7 to the Registrant's Registration Statement on Form S-1, File No. 333-1328, and incorporated herein by reference).

      Exhibit 5.1 Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

      Exhibit 23.1      Consent of Testa, Hurwitz & Thibeault, LLP (contained in
                        Exhibit 5.1).

      Exhibit 23.2      Consent of KPMG Peat Marwick LLP (filed herewith).

      Exhibit 23.3      Consent of Ernst & Young LLP (filed herewith).

      Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

Item 9. Undertakings.
        -------------

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)   To include any prospectus required by
                        Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
            Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant, SIPEX Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on this 17th day of June, 1996.



                                    SIPEX Corporation


                                    By:   /s/ James E. Donegan
                                          -----------------------------------
                                          James E. Donegan
                                          Chairman, Chief Executive Officer,
                                          President and Clerk



                                POWER OF ATTORNEY

      We, the undersigned officers and directors of SIPEX Corporation hereby severally constitute and appoint James E. Donegan and Frank R. DiPietro, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable SIPEX Corporation to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                     TITLE(S)                    DATE
         ---------                     --------                    ----

  /s/  James E. Donegan            President, Chief             June 17, 1996
 ----------------------------      Executive Officer
  James E. Donegan                 (Principal Executive
                                   Officer) and Clerk

           SIGNATURE                     TITLE(S)                   DATE
           ---------                     --------                   ----

 /s/ Frank R. DiPietro              Senior Vice President,       June 17, 1996
- -------------------------------     Chief Financial
 Frank R. DiPietro                  Officer and
                                    Treasurer (Principal
                                    Financial Officer
                                    and Principal
                                    Accounting Officer)


 /s/  Daniel Deroux                 Director                     June 17, 1996
- -------------------------------
 Daniel Deroux


 /s/  Manfred Loeb                  Director                     June 17, 1996
- -------------------------------
  Manfred Loeb


 /s/  Lionel H. Olmer               Director                     June 17, 1996
- -------------------------------
 Lionel H. Olmer


 /s/ John L. Sprague                Director                     June 17, 1996
- -------------------------------
 John L. Sprague


 /s/Philippe van Marcke             Director                     June 17, 1996
- -------------------------------
Philippe van Marcke

                                  Exhibit Index
                                  -------------


 Exhibit No.            Description of Exhibit                      Page Number
 -----------            ----------------------                      -----------


     4.1*      Restated Articles of Organization of  the Registrant

     4.2*      Restated By-Laws of the Registrant

     4.3* Specimen certificate representing the Common Stock of the Registrant

     4.4*      1988 Non-Statutory Stock Option Plan

     4.5*      1991 Non-Statutory Stock Option Plan

     4.6*      1993 Stock Option Plan and Incentive Plan

     4.7*      1994 Stock Option and Incentive Plan

     4.8*      1996 Incentive Stock Option Plan

     4.9*      1996 Non-Employee Director Stock Option Plan

     4.10*     1996 Employee Stock Purchase Plan

     5.1       Opinion of Testa, Hurwitz & Thibeault, LLP

    23.1       Consent of Testa, Hurwitz & Thibeault, LLP
               (contained in Exhibit 5.1)

    23.2       Consent of KPMG Peat Marwick LLP

    23.3       Consent of Ernst & Young LLP

    24.1 Power of Attorney (included as part of the signature page to this Registration Statement)


- ----------
* Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1, No. 333-1328